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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of AlphaCentric Strategic Income Fund of our report dated April 16, 2021, relating to the financial statements of Strategos Deep Value Fund LP for the year ended December 31, 2020, which appear in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements”, in such Registration Statement.

Grant Thornton

Dublin, Ireland

May 27, 2021

Offices in Dublin, Belfast, Cork, Galway, Kildare, Limerick and Longford.

Chartered Accountants Registered Auditors Member of Grant Thornton International Limited (GTIL).

Authorised by Chartered Accountants Ireland (“CAI”) to carry on investment business.

V. Angley CTA, A. Burns FCCA, G. Cosgrove FCA, F. Condon FCCA, A. Connaughton FCA, J. Crawford FCCA, E Daly ACCA, P. Dillon FCA, B. Doherty FCA, S. Donovan FCA, T. Dunne FCA,

C. Feely FCA, K. Foley ACA, B.P. Foster FCCA, P. Gallen FCA, R. Gillan FCA, D. Gleeson FCCA, J. Glennon FCA, M. Harris, D. Holland FCA, P. Jacobs CA(NZ) FCCA, M. Keenan FCA QFA,

C. Kelly FCCA, D. Kelly FCA, L. Kelly ACA, S. Kerins FCA AITI, P. Legge CTA, D. Lynch FCA, P. McArdle FCCA, M. McAteer FCA FCCA, P. McCann FCA, N. Meenan FCA, S. Murray FCCA,

B. Murphy CTA, FCA, M. Neary FCA, M. Nolan FCA, D. O’Connell ACA, T. O’Connell ACMA CEng, O. O’Connor FCA, B. O’Dwyer, N. O’Dwyer ACA, D. O’Hanlon, J. O’Keefe, B. O’Sullivan ACA,

J. O’Sullivan FCIS, D. Price, M. Shelley FCCA, T. Sullivan FCA, N. Taylor FCA, S. Tennant FCCA MABRP, A.J. Thornbury FCA, P. Vale ACA, G. Walsh FCMA, A. Ward FCA